UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 31, 2004

Western Digital Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-08703	33-0956711
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

20511 Lake Forest Drive, Lake Forest, California		92630
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(949) 672-7000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.02. Termination of a Material Definitive Agreement.

On December 31, 2004, Western Digital Corporation (the "Company") terminated the Company’s Amended and Restated Executive Bonus Plan (the "Executive Bonus Plan"), to address certain requirements under the American Jobs Creation Act of 2004 (the "Jobs Act"), which changed certain tax rules that govern non-qualified deferred compensation plans.

Directors, certain members of management and other highly compensated employees of the Company and its subsidiaries, including our named executive officers, were eligible to participate in the Executive Bonus Plan, which provided for a benefit to be paid by a trust in connection with a change in control of the Company or the Company’s insolvency. No benefits are owed to Executive Bonus Plan participants under the Executive Bonus Plan as of the date of termination, and no benefits are owed as a result of the termination. The Company’s Amended and Restated Deferred Compensation Plan, which allows directors, certain members of management and other highly compensated employees of the Company and its subsidiaries, including our named executive officers, to defer a portion of their compensation (including base salary, director fees and bonus), remains in effect.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Western Digital Corporation

January 5, 2005	By:	/s/ Raymond M. Bukaty

Name: Raymond M. Bukaty
Title: Senior Vice President, Administration and General Counsel